SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

[ X ] Filed by the registrant

[   ] Filed by a party other than the registrant


Check the appropriate box:

[   ] Preliminary Proxy Statement

[   ] Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))

[ X ] Definitive Proxy Statement

[ X ] Definitive Additional Materials

[   ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                     FIRST LITCHFIELD FINANCIAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                                                  April 24, 2000



Dear Shareholder:

         On behalf of the Board of Directors of FIRST LITCHFIELD FINANCIAL CORPORATION (the "Company") you are cordially invited to attend the Annual Meeting of Shareholders of the Company to be held on May 24, 2000 at 3:00 p.m. at the Litchfield Inn, Route 202, Litchfield, Connecticut.

         The Notice of the Annual Meeting and the Proxy Statement which are enclosed, describe the matters to be voted upon at the meeting. In addition to the specific items on our agenda, we will discuss generally the operations of the Company and its subsidiary, The First National Bank of Litchfield (the "Bank"). We welcome any appropriate questions you may have concerning the Company and the Bank, and we will provide time during the meeting for questions from shareholders.

         The enclosed proxy is solicited on behalf of the Board of Directors of the Company, and the expense of the solicitation will be borne by the Company. Any person giving a proxy pursuant to this solicitation may revoke it at any time by written notice given prior to the Annual Meeting of Shareholders or the proxy may be withdrawn and you may vote in person should you attend the meeting. The enclosed proxy will be voted "FOR" the proposed slate of four (4) directors unless marked to the contrary. The Board of Directors of the Company currently consists of twelve (12) directors, four (4) of whom have been nominated for re-election at the 2000 Annual Meeting for a term of three (3) years. The nominees for re-election are: John H. Field, Perley H. Grimes, Jr.. Thomas A. Kendall and Charles E. Orr.

         We hope you will be able to attend the meeting, but if you cannot do so, it is still important that your shares be represented at the Annual Meeting. Please execute and date the enclosed proxy and return it as soon as possible in the envelope provided.

                                                   Sincerely,


                                                   /s/ Jerome J. Whalen
                                                   --------------------
                                                   Jerome J. Whalen
                                                   President and
                                                   Chief Executive Officer


A copy of the Company's Annual Report to Shareholders, including financial statements of the Company for the fiscal year ended December 31, 1999, is enclosed.

                     FIRST LITCHFIELD FINANCIAL CORPORATION


                                 PROXY STATEMENT


                         ANNUAL MEETING OF SHAREHOLDERS

                                  May 24, 2000

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 24, 2000



To the Shareholders of First Litchfield Financial Corporation:


NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of First Litchfield Financial Corporation (the "Company") will be held at 3:00 p.m. on May 24, 2000 at the Litchfield Inn, Route 202, Litchfield, Connecticut, for the following purposes:

1. To elect four (4) shareholders to the Board of Directors, each to serve for a term of three (3) years and until their successors are elected and qualified, as described in the Proxy Statement.

2. To transact such other business as may properly come before the meeting, or any adjournments thereof.

         Only those Shareholders of record at the close of business on the 10th day of April, 2000 are entitled to notice of, and to vote at this Annual Meeting. A list of those shareholders will be available for inspection by shareholders for ten (10) days preceding the meeting at the office of the Secretary of the Company at the Company's main office, 13 North Street, Litchfield, Connecticut, and will also be available for inspection by shareholders at the meeting itself.

                                          BY ORDER OF THE BOARD OF DIRECTORS OF

                                          FIRST LITCHFIELD FINANCIAL CORPORATION



                                          /s/ Philip G. Samponaro
                                          -----------------------
                                          Philip G. Samponaro,
                                          Secretary


April 24, 2000




SHAREHOLDERS ARE REQUESTED TO MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE REGARDLESS OF WHETHER THEY PLAN TO ATTEND THE MEETING. ANY PROXY GIVEN BY A SHAREHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED, AND ANY SHAREHOLDER WHO EXECUTES AND RETURNS A PROXY AND WHO ATTENDS THE ANNUAL MEETING MAY WITHDRAW THE PROXY AT ANY TIME BEFORE IT IS VOTED AND VOTE HIS OR HER SHARES IN PERSON. A PROXY MAY BE REVOKED BY GIVING NOTICE TO PHILIP G. SAMPONARO, SECRETARY OF FIRST LITCHFIELD FINANCIAL CORPORATION, IN WRITING PRIOR TO THE TAKING OF A VOTE.

            Proxy Statement of First Litchfield Financial Corporation
                            -----------------------

                        ANNUAL MEETING OF SHAREHOLDERS OF
                     FIRST LITCHFIELD FINANCIAL CORPORATION
                                  May 24, 2000

                            -----------------------

                             SOLICITATION OF PROXIES

         The enclosed proxy (the "Proxy") is solicited by the Board of Directors of FIRST LITCHFIELD FINANCIAL CORPORATION (the "Company"), 13 North Street, Litchfield, Connecticut, 06759, for use at the Annual Meeting of Shareholders, to be held on May 24, 2000, and at any and all adjournments thereof. Any Proxy given may be revoked at any time before it is actually voted on any matter in accordance with the procedures set forth on the Notice of Annual Meeting. This Proxy Statement and the enclosed form of Proxy are being mailed to shareholders (the "Shareholders") on or about April 24, 2000. The cost of preparing, assembling and mailing this Proxy Statement and the material enclosed herewith is being borne by the Company. In addition to this solicitation by mail, directors, officers and employees of the Company, and its subsidiary The First National Bank of Litchfield (the "Bank"), without additional compensation, may make solicitations personally or by telephone or telegraph. The Company will reimburse banks, brokerage firms and others holding shares in their names or in the names of nominees for their reasonable out-of-pocket expenses in forwarding proxies and proxy materials to the beneficial owners of such shares.

                       OUTSTANDING STOCK AND VOTING RIGHTS

         The Board of Directors of the Company has fixed the close of business on April 10, 2000 as the Record Date (the "Record Date") for the determination of Shareholders entitled to notice of and to vote at this Annual Meeting. As of the Record Date, 1,514,931 shares of the common stock of the Company (par value $.01 per share) were issued and outstanding and held of record by approximately 445 shareholders (the "Common Stock"), each of which shares is entitled to one vote on all matters to be presented at this Annual Meeting. The holders of one-third of the Company"s Common Stock must be present, in person or by proxy, at the Annual Meeting to constitute a quorum. Abstentions and broker non-votes are not treated as having voted in favor of any proposal and are counted as present for establishing a quorum. No other class of the Company's capital stock is outstanding or entitled to vote at the Annual Meeting. A plurality of the votes cast by shares of Common Stock entitled to vote, in person or by proxy, at the Annual Meeting shall be required to elect directors if a quorum is present.

         If the enclosed form of Proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted "FOR" the election of the four (4) nominees for election to the Board of Directors. The Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the Proxy will vote the shares represented by such Proxy upon such matters as determined by a majority of the Board of Directors.

                  SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS

         The following table includes certain information as of March 31, 2000 regarding the principal shareholders (the "Principal Shareholders") of the Company. With the exception of the Principal Shareholders listed below, the Company is not aware of any beneficial owner of five percent (5%) or more of the Company"s Common Stock.

                                                                                        Percent of
Name and Address  Number of Shares                                                      Outstanding
of Beneficial Owner                         Beneficially Owned (1)                      Common Stock
-------------------                         ----------------------                      ------------
Donald K. Peck                                     111,144 (2)                              7.34%
Litchfield, CT

William J. Sweetman                                 90,867 (3), (4)                         5.98%
Litchfield, CT

----------
         1. The definition of beneficial owner includes any person who, directly or indirectly, through any contract, agreement or understanding, relationship or otherwise has or shares voting power or investment power with respect to such security.
         2. Includes shares owned by, or as to which voting power is shared with spouse.
         3. Includes options to purchase 4,232 additional shares of the Company's Common Stock.
         4. Includes 11,956 shares owned by an estate as to which individual has voting power as fiduciary of said estate.

                                  PROPOSAL (1)
                              ELECTION OF DIRECTORS

         The Board of Directors of the Company is divided into three (3) classes, each class being approximately equal in size. Each class of directors will stand for re-election once every three (3) years. Directors are elected by a plurality of the votes of shares present in person or represented by proxy at the meeting and entitled to vote.

         Pursuant to the Company's Certificate of Incorporation and Bylaws, the Board has fixed the number of directorships at twelve (12). At this Annual Meeting, four (4) directors are to be elected, each for a term of three (3) years and until their successors are elected and qualified. The terms of directors John H. Field, Perley H. Grimes, Jr., Thomas A. Kendall, and Charles
E. Orr expire at the 2000 Annual Meeting. All nominees are now serving as directors. Each candidate for director has been nominated by the Board of Directors. Each of the nominees has indicated his willingness to serve as a director. If any of them become unavailable, the Proxy may be voted for a nominee or nominees who would be designated by the Board of Directors.

         There are no arrangements or understandings between any of the directors or any other persons pursuant to which any of the above directors have been selected as directors.

               THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
            SHAREHOLDERS VOTE "FOR" THE ELECTION OF ITS NOMINEES FOR
                                    DIRECTOR

         The following sets forth the name and age of each nominee (the first four (4) directors listed), and each director who will continue his or her term of office, the year in which each was first elected a director of the Company and the principal occupation and business experience of each during the past five (5) years:

                                        NOMINEES FOR ELECTION

                                        Position Held with                                Expiration Date
Name & Age                              the Company                                       of Current Term
----------                              -----------                                       ---------------
John H.                                 Director of the Company                                2000
Field                                   and the Bank since 1990 (1)
(74)

Perley H.                               Director of the Company                                2000
Grimes, Jr.                             since 1988 and of the
(55)                                    Bank since 1984 (2)

Thomas A.                               Director of the Company                                2000
Kendall                                 and of the Bank since 1999 (3)
(44)

Charles E.                              Director of the Company                                2000
Orr                                     since 1988 and of the
(64)                                    Bank since 1981 (4)

                                        CONTINUING DIRECTORS

Clayton L.                              Director of the Company                                2002
Blick                                   since 1988 and of the
(82)                                    Bank since 1953 (5)

Ernest W.                               Chairman of the Board of                               2001
Clock                                   Directors; Director of the
(75)                                    Company since 1988 and of
                                        the Bank since 1973 (6)

Bernice D.                              Director of the Company                                2002
Fuessenich                              since 1988 and of the
(81)                                    Bank since 1978 (7)

                                        3

                                        Position Held with                                Expiration Date
Name & Age                              the Company                                       of Current Term
----------                              -----------                                       ---------------
George M.                               Director of the Company                                2001
Madsen                                  and the Bank since 1988 (8)
(66)

William J.                              Director of the Company                                2001
Sweetman                                and the Bank since 1990 (9)
(53)

H. Ray                                  Director of the Company                                2002
Underwood                               and of the
(46)                                    Bank since 1998 (10)

Patricia D.                             Director of the Company                                2001
Werner                                  and the Bank since 1996 (11)
(53)

Jerome J.                               President, Chief Executive Officer                     2002
Whalen                                  and Director of the Company
(58)                                    and of the Bank since 1990 (12)

--------------------
         1. Mr. Field is retired. He served as Executive Vice President of Union Carbide Corporation until December 1986.
         2.    Mr. Grimes is a Partner in the Law Firm of Cramer & Anderson.
         3.    Mr. Kendall is a self employed investor.
         4.    Mr. Orr is President of New Milford Volkswagen, Inc.
         5.    Mr. Blick is a Partner in the Law Firm of Cramer & Anderson.
         6.    Mr.  Clock is Chairman  of the Board of F. North Clark  Insurance
               Agency.
         7.    Ms.  Fuessenich  is a  realtor  and an  owner  of the  Fuessenich
               Agency.
         8. Mr. Madsen is retired. He formally served as President of Roxbury Associates, Inc.
         9.    Mr. Sweetman is the President and owner of Dwan & Co., Inc.
        10.    Mr. Underwood is President of Underwood Services, Inc.
        11.    Ms. Werner is the head of the Washington Montessori  Association,
               Inc.
        12. Mr. Whalen has served as the President of the Company and the Bank since March 1, 1990.

                    THE BOARD OF DIRECTORS AND ITS COMMITTEES

         The Board of Directors of the Company met fourteen (14) times in 1999. With the exception of Messrs. Kendall and Sweetman, all directors, while holding such position, attended at least 75% of the aggregate of the total number of meetings of the board of directors and the total number of meetings held by all committees of the board on which such director served during 1999.

         In 1999, each director of the Company who was not an employee of the Bank, received $300 for each Board meeting attended and $250 for each committee meeting attended. The Chairman of the Board of Directors also receives an annual retainer of $6,000 and each non-officer director of the Company also receives an annual retainer of $5,000 for serving as a director. Directors who are employees of the Bank receive no additional compensation for their services as members of the Board or any board committee.

         The Board of Directors has established several standing committees to assist in the discharge of their responsibilities. All members are appointed annually and serve until their successors are named. All committees report their deliberations and recommendations to the Board. The principal responsibilities, membership and number of meetings of each committee are described below.

Audit and Security Committee
----------------------------

         The Audit and Security Committee met four (4) times in 1999. The Committee members were: Bernice D. Fuessenich, Charles E. Orr and Patricia D. Werner. This Committee is responsible for oversight of the internal audit function, internal accounting controls, security programs and recommendations regarding the selection of independent accountants.

Nominating Committee
--------------------

         The Nominating Committee met two (2) times in 1999. The Committee members were: Ernest W. Clock, John H. Field, Bernice D. Fuessenich, Perley H. Grimes, Jr., George M. Madsen and Jerome J. Whalen. This Committee reviews and evaluates potential candidates for nomination to the Boards of Directors of the Company and the Bank, respectively, and recommends proposed nominees for election as members of the Boards of Directors and committees. The Nominating Committee will consider recommendations by shareholders for nomination as director, provided such recommendations are submitted in accordance with certain procedures set forth in the Company's Bylaws and applicable regulations. A copy of the Bylaws will be sent to any shareholder upon request.

Planning Committee
------------------

         The Planning Committee met eleven (11) times in 1999. The Committee members were: Ernest W. Clock, John H. Field, Perley H. Grimes, Jr., Thomas A. Kendall, George M. Madsen, William J. Sweetman and Jerome J. Whalen. Additionally, Senior Vice President and Senior Loan Officer Revere H. Ferris, Senior Vice President and Senior Trust Officer John S. Newton, Senior Vice President and Chief Financial Officer of the Bank and Treasurer of the Company Carroll A. Pereira, and Senior Vice President, Chief Administrative Officer and Cashier of the Bank and Secretary of the Company Philip G. Samponaro generally attended these meetings. This Committee is responsible for oversight of the strategic planning function, including development and implementation of the strategic plan's short and long term components.

                       COMMON STOCK OWNED BY DIRECTORS AND
                               EXECUTIVE OFFICERS

         The following table sets forth the number and percentage of Common Stock beneficially owned by each current Director, each of the Executive Officers named in the Summary Compensation Table, and the Directors and Executive Officers as a group at March 31, 2000.

                                            Common Shares
Name Of                                     Beneficially Owned
Beneficial Owner                            At March 31, 2000 (1)                       Percent of Class
----------------------                      -----------------------------               ----------------
Clayton L. Blick                               11,545 (2), (3)                                .76%

Ernest W. Clock                                22,822 (2), (3)                               1.50%

John H. Field                                   7,010 (2)                                     .46%

Bernice D. Fuessenich                           9,060 (2)                                     .60%

Perley H. Grimes, Jr                           16,765 (2)                                    1.10%

Thomas A. Kendall                                 552                                         .04%

George M. Madsen                               13,782 (2)                                     .91%

Charles E. Orr                                 12,053 (2)                                     .79%

William J. Sweetman                            90,867 (2), (4)                               5.98%

H. Ray Underwood                                  110                                         .01%

Patricia D. Werner                              3,298 (5)                                     .22%

Jerome J. Whalen                               42,602 (3), (6)                               2.76%

Carroll A. Pereira                             14,233 (3), (7)                                .93%

Philip G. Samponaro                            18,919 (8)                                    1.24%

Revere H. Ferris                               31,345 (9)                                    2.05%

All Directors and Executive                   294,963                                       19.35%
Officers as a group (16 persons)

         1. The definition of beneficial owner includes any person who, directly or indirectly, through any contract, agreement or understanding, relationship or otherwise has or shares voting power or investment power with respect to such security.
         2.    Includes options to purchase 4,232 shares of common stock.
---------------------------
Footnotes continued on next page

         3. Includes shares owned by, or as to which voting power is shared with, spouse, children or controlled business.
         4. Includes 11,956 shares owned by an estate as to which individual has voting power as fiduciary of said estate.
         5.    Includes options to purchase 2,948 shares of common stock.
         6.    Includes options to purchase 26,581 shares of common stock.
         7.    Includes options to purchase 14,042 shares of common stock.
         8. Includes options to purchase 17,237 shares of common stock. Includes 939 shares of common stock held in a trust for which Mr. Samponaro is a beneficiary.
         9. Includes options to purchase 7,354 shares of common stock. In addition, the total for Mr. Ferris includes 12,062 shares of common stock held in trusts for which Mr. Ferris serves as trustee.

                               EXECUTIVE OFFICERS

         The  following  table  sets  forth  information   concerning  Executive
Officers of the Company and/or the Bank. Unless otherwise indicated, each person has held the same or a comparable position for the last five years.

      Name and Age                    Position Held with the Company and/or Bank
      ------------                    ------------------------------------------
      Jerome J. Whalen  (58)          President, Chief Executive Officer
                                      and Director of the Company and of the Bank since 1990

      Carroll A. Pereira (44)         Treasurer of the Company, Senior Vice President and
                                      Chief Financial Officer of the Bank since 1984

      Philip G. Samponaro (58)        Senior Secretary of the Company, Senior Vice President,
                                      Chief Administrative Officer,
                                      Cashier and Secretary of the Bank since 1976

      Revere H. Ferris (59)           Senior Vice President and Senior Loan Officer
                                      of the Bank since 1997 (1)

      John S. Newton (61)             Senior Vice President and Trust Officer of the
                                      Bank since 1999 (2)

-----------
         1. Mr. Ferris has served as Senior Vice President and Senior Loan Officer of the Bank since 1997. Mr. Ferris served as Vice President from January, 1997 through December, 1997 and served as Assistant Vice President from January, 1996 through December, 1996. From 1994 through December, 1995, Mr. Ferris was self employed as a financial consultant.
         2. Mr. Newton has served as Senior Vice President and Trust Officer of the Bank since April, 1999. Prior to joining the Bank, Mr. Newton served as Vice President and Senior Trust Officer of The Bank of Western Massachusetts from October, 1995 to April, 1999. Prior to joining The Bank of Western Massachusetts, Mr. Newton served as Vice President and Senior Account Executive for Fidelity Management Trust Company from February, 1994 to May, 1995.

                             EXECUTIVE COMPENSATION

         The following table provides certain information regarding the compensation paid by the Company and the Bank to certain Executive Officers of the Company and the Bank for services rendered in all capacities during the fiscal years ended December 31, 1999, 1998 and 1997. Other than the Named Executive Officers set forth below (the "Named Executive Officers") Ms. Pereira (whose compensation exceeded $100,000 for the 1998 calendar year), Mr. Whalen and Messrs. Ferris and Samponaro (whose compensation exceeded $100,000 for the 1999 calendar year), no other individual employed by the Company and/or the Bank received aggregate compensation of $100,000 or more during the fiscal year ended December 31, 1999, 1998 and 1997.

                                                                                       Summary Compensation Table
                                                                                       --------------------------
                                                                                          Long Term Compensation

------------------------------------------------------------------------------------------------------------------------------------
Annual Compensation                                                                       Awards         Payout($)



                                                                               Restricted
                                                               Other Annual      Stock       Options/
Name and Principal                                             Compensation      Awards        SARs        LTIP         All Other
     Position                    Year     Salary($)(1)(2)  Bonus($)       ($)     ($)           (#)      Payouts    Compensation ($)
------------------------------------------------------------------------------------------------------------------------------------
Jerome J. Whalen                 1999      $186,454                                          5,576 (3)                $   6,061 (4)
President and Chief              1998      $170,746                                          5,576 (3)                $  10,859 (5)
Executive Officer  of the Bank   1997      $160,411                                          5,320 (3)                $   5,189 (7)
and Company

Revere H. Ferris                 1999      $102,316                                          3,677 (3)                $   3,064 (8)
Senior Vice President and        1998      $ 75,229                                          3,677 (3)                $   2,251 (8)
Senior Loan Officer of the Bank  1997      $ 55,232                                                                   $   1,258 (8)

Carroll A. Pereira               1999      $ 96,472                                          3,677 (3)                $   2,888 (8)
Treasurer of the Company,        1998      $ 85,457                                          3,677 (3)                $  29,252 (6)
Senior Vice President            1997      $ 83,372                                          3,344 (3)                $   2,495 (8)
and  Chief Financial  Officer
of the Bank

Philip G. Samponaro
Secretary,                       1999      $101,796                                          3,677 (3)                $   3,048 (8)
Senior Vice President, Chief     1998      $ 94,196                                          3,677 (3)                $   2,703 (8)
Administrative Officer and       1997      $ 84,096                                          3,344 (3)                $   2,367 (8)
Cashier of the Bank and
Secretary of the Company

------------------------
  Footnotes on next page

         1. The Company furnishes the Named Executive Officers with certain non-cash compensation and other personal benefits aggregating less than 10% of their cash compensation.
         2. All employees of the Bank, including the above officers, are eligible after 1 year of service to participate in the Bank's 401(k) deferred compensation plan. The Bank's contribution of up to 75% of the first 4% of each employee's voluntary salary reduction contributed to the 401(k) plan becomes immediately vested. The Officer's compensation above is without deduction for their 401(k) contribution.
         3. Options granted pursuant to the 1994 Stock Option Plan for officers and outside directors. The numbers of options have been adjusted to reflect stock splits and dividends. (See "1994 Stock Option Plan for Officers and Outside Directors").
         4. Amount includes the Named Executive Officer"s taxable benefit portion of the Split Dollar Life Insurance policy for the benefit of the Named Executive Officer pursuant to the 1994 Supplemental Employee Retirement Plan Agreement, $460. ( See "1994 Supplemental Employee Retirement Plan for Mr. Whalen"). Additionally, the amount includes $5,601 which is the Bank"s matching contribution to the Bank's 401(k) plan for the benefit of the Named Executive Officer.
         5. Amount includes the Named Executive Officer"s taxable benefit portion of the Split Dollar Life Insurance policy, for the benefit of the Named Executive Officer pursuant to the 1994 Supplemental Employee Retirement Plan Agreement, $422. Additionally, the amount includes $5,422 which can be attributed to the exercise of stock options by the Named Executive Officer and $5,015 which is the Bank's matching contribution to the Bank's 401(k) plan for the benefit of the Named Executive Officer.
         6. This amount includes $26,546 which can be attributed to the exercise of stock options by the Named Executive Officer and $2,706 which reflects the Bank's matching contribution to the Bank's 401(k) plan for the benefit of the Named Executive Officer.
         7. Amount includes the Named Executive Officer's taxable benefit portion of the Split Dollar Life Insurance policy for the benefit of the Named Executive Officer pursuant to the 1994 Supplemental Employee Retirement Plan Agreement, $383. Additionally, the amount includes $4,806 which is the Bank's matching contribution to the 401(k) plan for the benefit of the Named Executive Officer.
         8. Amount reflects the Bank's matching contribution to the Bank's 401(k) plan for the benefit of the Named Executive Officer.

OPTION/SAR Grants in Last Fiscal Year

         The following table contains information regarding options granted to the Named Executive Officers during 1999. All shares purchased upon the exercise of any option must be paid in full at the time of purchase. The number of options granted and the per share exercise prices have been adjusted to reflect stock splits and dividends.

                                                    Individual   Grants
--------------------------------------------------------------------------------------------------------

                                         Number of           Percent of
                                        Securities        Total/Options
                                        Underlying         SARs Granted      Exercise or
                                      Options/SARs         to Employees       Base Price     Expiration
Name                                Granted (#)(1)       in Fiscal Year           ($/sh)       Date
--------------------------------------------------------------------------------------------------------
Jerome J. Whalen                        5,576                33.6%               $17.62       01/29/09

Revere H. Ferris                        3,677                22.1%               $17.62       01/29/09

Carroll A. Pereira                      3,677                22.1%               $17.62       01/29/09

Philip G. Samponaro                     3,677                22.1%               $17.62       01/29/09

-------------------
    1. Options granted pursuant to the 1994 Stock Option Plan for Officers and Outside Directors. (See "1994 Stock Option Plan for Officers and Directors"). The number of securities underlying options granted and the per share exercise prices have been adjusted to reflect stock splits and dividends. No SARs have been granted by the Company.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

         The following table sets forth information regarding stock options that were exercised, if any, during the last fiscal year, and unexercised stock options held by the Named Executive Officers. The number of options and the per share exercise prices have been adjusted to reflect stock splits and dividends.

                                                                                                     Value of Unexercised
                                                                                        Number of            In-the-Money
                                                                            Securities/Underlying            Options/SARs
Name                          Shares Acquired     Value Realized                      Unexercised        At FY-End ($)(1)
                              on Exercise (#)                ($)       Options/SARs at FY-End (#)
-------------------------------------------------------------------------------------------------------------------------
Jerome J. Whalen                    0                  0                            56,578                     $523,745

Revere H. Ferris                    0                  0                             7,354                      $16,730

Carroll A. Pereira                  0                  0                            14,042                      $66,255

Philip G. Samponaro                 0                  0                            17,237                      $99,227

-----------------
         1. Represents the difference between the closing bid price of the Company's common stock at December 31, 1999, $17.75, and the exercise price of options, multiplied by the number of options. No SARs have been granted by the Company.

Agreements with Management
--------------------------

         While there are no employment contracts between the Company and any of its Executive Officers, there are change of control agreements between the Bank and its Executive Officers. These agreements provide that in certain instances if the Executive Officer is terminated or reassigned within twenty-four (24) months following the occurrence of a change of control (as such term is defined in the Change of Control Agreements), then such individual shall be entitled to receive an amount as provided by such agreement equal to twenty-four (24) months salary, reasonable legal fees and expenses incurred by the Executive Officer as a result of such termination or reassignment, and continued participation in certain benefit plans.

Agreements with Employees
-------------------------

         While there are no employment contracts between the Company and any of its employees, there are change of control agreements between the Bank and twenty-eight (28) employees who have been employed by the Bank for more than ten years. These agreements provide that in certain instances if the employee is terminated or reassigned within six (6) months following the occurrence of a change of control (as such term is defined in the Change of Control Agreements), then such individual shall be entitled to receive an amount as provided by such agreement equal to six (6) months salary, reasonable legal fees and expenses incurred by the employee as a result of such termination or reassignment, and continued participation in certain benefit plans.

Long Term Incentive and Deferred Compensation Plans
---------------------------------------------------

         The Bank expects to create a non-qualified Long Term Deferred Incentive Plan ("LTDIP") for its executive officers. In the event it is adopted and implemented, which is expected to occur during the second calendar quarter of 2000, the LTDIP will trigger the award of deferred bonuses to executive officers if specified bank performance objectives are achieved, based upon a formula approved by the Board of Directors and upon which tax deferred earnings will accrue at rates which will generally range between 4% and 15%. Amounts are expected to be awarded after the end of each fiscal year. Such awards are expected to vest 20% per additional year of service subsequent to the year with respect to which the award is granted with 100% vesting upon a change in control, termination without cause, or, at normal retirement or at age 55 with 20 years of service. If a participant dies while serving as an executive officer of the Bank, the amount payable to the participant's beneficiary is expected to be in an amount equal to the participant's projected retirement benefit (as defined in the LTDIP) if the Bank acquires and maintains a corporate life insurance policy on the life of the participant at the time of death (see below).

         The Bank expects to create an Outside Director Deferred Compensation Plan ("DDCP"). In the event it is adopted and implemented, which is expected to occur during the second calendar quarter of 2000, the DDCP will award a director with a right to earn and defer the receipt of a bonus in an amount or percentage of director and retainer fees, and have earnings accrue on such amounts at a rate anticipated to be between 4% and 15% and generally equivalent to the appreciation in the Company"s stock price over the period of time for which the fees are in the DDCP if specified bank performance objectives are achieved. All amounts in the DDCP are expected to be vested 20% per additional year of service with 100% vesting upon a change in control, at normal retirement or full term years of service. If a participant dies while serving as an outside director of the Bank, the amount payable to the participant's beneficiary is expected to be the amount equal to the participant's projected retirement benefit (as defined in the DDCP) if the Bank has acquired and maintains a corporate life insurance policy on the life of the participant at the time of death (see below).

         In concert with the LTDIP and DDCP, the Bank has invested $3.5 million in universal cash surrender value life insurance. Insurance policies were acquired on the lives of each of the Bank's 5 executive officers and all but three of the Bank's directors which are designed to recover the costs of the Bank's LTDIP and DDCP. The policy death benefit will be structured to indemnify the Bank against the death benefit provision of these benefit plans. The policies were paid with a single premium. Policy cash values will earn interest at a current rate of approximately 5.5% and policy mortality costs will be charged against the cash value monthly. There are no load or surrender charges associated with the policies.

1994 Supplemental  Employee Retirement Plan for President Whalen
-----------------  ---------------------------------------------

         Effective September 1, 1994, the Bank entered into a Supplemental Employee Retirement Plan Agreement (SERP) with Jerome J. Whalen, President and CEO. The SERP was amended in 1998. The purpose of the SERP is to provide President Whalen with increased retirement benefits through a trust arrangement, such that his total retirement payments from all sources will approximate 60% of his last three years annual compensation. The premium paid by the Bank on the policy to fund the SERP during 1998 was $37,250. Upon the death of Mr. Whalen, the Bank expects to recover its costs from the face amount of the policy. Upon termination of employment, prior to retirement, Mr. Whalen may continue the policy, provided he makes all future premium payments.

1990 Stock Option Agreement with President Whalen
-------------------------------------------------

         The Board of Directors, with shareholder approval on April 11, 1990, granted the Company's President, Jerome J. Whalen, stock options to purchase a maximum of 3,000 shares of the Company's Common Stock (the "1990 Plan"). The options had a term of ten years from the 1990 date of grant. The original exercise price was $55.00 per share which was the fair market value of the Common Stock on March 1, 1990, the date Mr. Whalen joined the Company as President and Chief Executive Officer. On May 4, 1994, an amendment to the 1990 Plan was approved by shareholders thereby increasing the number of stock options available to President Whalen on December 31, 1994 to 3,829 at an adjusted price of $43.08 per share. As a result of stock splits and dividends, as of December 31, 1999, President Whalen had options to purchase 29,997 shares at a price of $5.41 per share pursuant to the 1990 Plan. In accordance with the Plan, Mr. Whalen exercised his options to purchase 29,997 shares of common stock in February, 2000.

1994 Stock Option Plan For Officers and Outside Directors
---------------------------------------------------------

         On May 4, 1994, Shareholders approved a stock option plan for officers and outside directors of the Company and the Bank, respectively (the "1994 Stock Option Plan"). The Plan expired on May 4, 1999. Pursuant to the 1994 Stock Option Plan, in 1995, the Board of Directors granted options to President Whalen, which as a result of stock splits, stock dividends and exercises allows Mr. Whalen to purchase 4,789 shares of the Company"s Common Stock at $7.43 per share, 5,320 shares of Common Stock at $9.46 per share, 5,320 shares of Common Stock of $11.23 per share, 5,576 shares at an exercise price of $13.33 per share and 5,576 shares at an exercise price of $17.62 per share.

         Pursuant to the 1994 Stock Option Plan, in January 1995, the Board of Directors granted stock options to Mr. Samponaro which as a result of stock splits and dividends allows him to purchase 3,195 shares of the Company's Common Stock at $7.43 per share. In January 1996, the Board granted stock options to Ms. Pereira and Mr. Samponaro which as a result of stock splits and dividends allow each such individual to purchase 3,344 shares of the Company's Common Stock at $9.46 per share. In January 1997, the Board granted stock options to Ms. Pereira and Mr. Samponaro which as a result of stock splits and dividends allows such individuals to purchase 3,344 shares of Common Stock at an exercise price of $11.23 per share. In January 1998, the Board granted stock options to Ms. Pereira and Messrs. Ferris and Samponaro which as a result of stock splits and dividends allow such individuals to each purchase 3,677 shares of Common Stock at an exercise price of $13.33 per share. In January, 1999, the Board granted options to each of these individuals, which as a result of a stock dividend, allows each individual to purchase 3,677 shares at an exercise price of $17.62 per share.

         Pursuant to the 1994 Stock Option Plan, with the exceptions of Patricia
D. Werner who became a director in 1996, H. Ray Underwood who became a Director in 1998 and Thomas A. Kendall who became a Director in 1999, each outside director who is not an officer of the Company or the Bank ("Outside Director") has received stock options, which are presently exercisable, to purchase a total of 4,232 shares of the Company's Common Stock. More specifically, in May 1994, each Outside Director was granted options, which as a result of stock splits and dividends allows such individuals to purchase 2,520 shares of Common Stock at $6.43 per share. Moreover, in June, 1995, each Outside Director was granted options, which as a result of stock splits and dividends allows such individuals to purchase 428 shares of Common Stock at $7.46 per share. In June 1996, each Outside Director was granted options, which as a result of stock splits and dividends, allows such individuals to purchase 428 shares of Common Stock at $10.22 per share. In June, 1997, each Outside Director was granted options which as a result of stock splits and dividends allows such individuals to purchase 428 shares of Common Stock at an exercise price of $11.33 per share. In June 1998, each Outside Director was granted options, which as a result of a stock dividend, allows each individual to purchase 428 shares of Common Stock at an exercise price of $15.94. Moreover, Patricia D. Werner has options to purchase 2,948 shares of Common Stock consisting of options to acquire 2,520 shares at $11.39 per share and options to acquire 428 shares at $15.94 per share.

401(k) Plan
-----------

         The Bank offers an employee savings plan under Section 401(k) of the Internal Revenue Code. Currently, the Bank makes matching contributions equal to 75% of participant contributions up to the first 4% of pre-tax compensation of a contributing participant. Participants vest immediately in both their own contributions and the Bank's contributions. Employee savings plan expense was $69,194 for 1999 and $64,127 for 1998.

Noncontributory Defined Benefit Pension Plan
--------------------------------------------

         The Bank has a noncontributory defined benefit pension plan that covers substantially all employees who have completed one year of service and have attained age 21. The benefits are based on years of service and the employee's compensation during the last five years of employment. The Bank's funding policy is to contribute amounts to the Plan sufficient to meet the minimum funding requirements set forth in ERISA, plus such additional amounts as the Bank may determine to be appropriate from time to time.

               CERTAIN TRANSACTIONS WITH DIRECTORS AND MANAGEMENT

         The Bank has had and expects to have in the future, transactions in the ordinary course of its business with Directors, Officers, principal shareholders and their associates, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others, on terms that do not involve more than the normal risk of collectibility or present other unfavorable features. The aggregate dollar amount of these loans was $3,440,194 and $2,694,547 at December 31, 1999 and 1998, respectively. During 1999, $8,468,941 of new loans were made, and repayments totaled $7,749,587. At December 31, 1999, all loans to Officers, Directors, principal shareholders and their associates were performing in accordance with the contractual terms of the loans.

         Clayton L. Blick and Perley H. Grimes, Jr., both of whom are Directors of the Company and the Bank, are partners in Cramer & Anderson, a law firm which renders certain legal services to the Bank in connection with various matters.
During 1999 and 1998, the Bank paid Cramer & Anderson $66,185 and $68,722, respectively for legal services rendered, a portion of which was reimbursed to the Bank by third parties.

         Ernest W. Clock, Director of the Company and the Bank, is the Chairman of F. North Clark Insurance Agency, Inc., which serves as insurance agent for many of the Bank's insurance needs. In 1999, and 1998, the Bank paid insurance premiums to F. North Clark Insurance Agency, Inc. in the aggregate amount, of $72,472 and $74,345, respectively.

                                  PROPOSAL (2)
                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any other matters to be presented for action by the shareholders at the 2000 Annual Meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying Proxy will vote such Proxy in accordance with the determination of a majority of the Board of Directors.

         The enclosed Proxy, if voted "FOR" the approval of Proposal (2) confers authority to the designated proxies to vote in accordance with their best judgment consistent with the recommendations of the Board of Directors.

         The Board of Directors recommends a vote "FOR" the approval of Proposal
(2).

         The favorable vote of a majority of the shares present in person or represented by proxy at the meeting is required for the approval of Proposal
(2).

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The independent accounting firm of McGladrey & Pullen, LLP has served as the independent auditors for the Company and has audited the annual consolidated financial statements of the Company since 1997. McGladrey & Pullen, LLP rendered an unqualified opinion regarding the consolidated financial statements of the Company for the year ended December 31, 1999, which is included in the Company's Annual Report to Shareholders for the year ended December 31, 1999.

         There have been no disagreements between the Company and McGladrey & Pullen, LLP regarding any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. Subsequent to the Annual Meeting, the Board of Directors of the Company, after considering the recommendations of the Board's Audit and Security Committee, will select and engage independent public accountants for the Company for the year ending December 31, 2000.

         A representative of McGladrey & Pullen, LLP is expected to be available at the Annual Meeting to respond to appropriate shareholder questions and to make a statement if he or she desires to do so.

                            PROPOSALS OF SHAREHOLDERS

         Under the Company's Bylaws, for business proposed by a shareholder (other than director nomination) to be a proper subject for action at an Annual Meeting of Shareholders, in addition to any requirement of law, the shareholder must timely request that the proposal be included in the Company's proxy statement for the meeting, and such request must satisfy all of the provisions of Rule 14a-8 under the Securities and Exchange Act of 1934. The Company received no such request from any shareholder with respect to the 2000 Annual Meeting.

         In order to be included in the Company's proxy statement and form of proxy for 2001 Annual Meeting of Shareholders and in order to be a proper subject for action at that meeting, proposals of shareholders intended to be presented to that meeting must be received at the Company's principal executive offices by January 25, 2001. Shareholder proposals should be mailed to: Philip
G. Samponaro, Secretary, First Litchfield Financial Corporation, P.O. Box 578, 13 North Street, Litchfield, Connecticut 06759.

                          ANNUAL REPORT TO SHAREHOLDERS

         The Company files with the Securities and Exchange Commission Annual Reports on Form 10-KSB. A copy of the Company's Annual Report on Form 10-KSB, without exhibits and Annual Report to Shareholders, including consolidated financial statements, may be obtained without charge upon written request to:
Philip G. Samponaro, Secretary, First Litchfield Financial Corporation, P.O. Box 578, 13 North Street, Litchfield, Connecticut 06759.

                                              By Order of the Board of Directors


April 24, 2000                                /s/ Philip G. Samponaro
                                              ------------------------
                                              Philip G. Samponaro, Secretary

                                      PROXY
                     FIRST LITCHFIELD FINANCIAL CORPORATION
                                PLEASE MARK VOTES
                             [X]  AS IN THIS EXAMPLE


          PROXY FOR 2000 ANNUAL MEETING OF FIRST LITCHFIELD FINANCIAL
         CORPORATION. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
              DIRECTORS OF FIRST LITCHFIELD FINANCIAL CORPORATION


     The undersigned holder(s) of the Common Stock of First Litchfield Financial Corporation (the "Company") do hereby nominate, constitute and appoint Herbert
L. Curtiss, Jr. and Arthur B. Webster of Litchfield County, Connecticut, jointly and severally, as our proxies with full power of substitution, for us and in our name, place and stead to vote all the Common Stock of said Company, standing in our name on its books on April 10, 2000 at the Annual Meeting of its shareholders to be held at the Litchfield Inn, Route 202, Litchfield, Connecticut on May 24, 2000 at 3:00 p.m. or at any adjournment thereof with all the powers the undersigned would possess if personally present, as follows:

Please be sure to sign and date this Proxy in the box below.


                       ----------------------------------
                                      Date


                       ----------------------------------
                             Stockholder sign above


                       ----------------------------------
                          Co-holder (if any) sign above




1. ELECTION OF DIRECTORS: To re-elect four (4) Directors to the Board of Directors each to serve for a term of three (3) years and until their successors are elected and qualified, as described in the Proxy Statement.
     Nominees: John H. Field, Perley H. Grimes, Jr., Thomas A. Kendall and Charles E. Orr


                                      With-              For All
             [  ]  For          [ ]   hold         [ ]   Except

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.


================================================================================

2. OTHER BUSINESS: To transact such other business as may properly come before the meeting, or any adjournments thereof. Management knows of no other business to be presented by or on behalf of the Company or its management at the meeting. However, if any other matters are properly brought before the meeting, the persons named in this Proxy or their substitutes will vote in accordance with the determination of a majority of the Board of Directors.

             [  ]  For          [ ]   Against         [ ]   Abstain


THE BOARD OF DIRECTORS  RECOMMENDS A VOTE "FOR"  PROPOSALS (1) & (2). THIS PROXY
WILL  BE  VOTED  IN  ACCORDANCE  WITH  THE   SPECIFICATION   INDICATED.   IF  NO
SPECIFICATION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS (1) & (2).


   Detach above card, sign, date and mail in postage paid envelope provided.

                     FIRST LITCHFIELD FINANCIAL CORPORATION

Please sign exactly as name appears. When shares are held in more than one name, including joint tenants, each party should sign. When signing as attorney, executor, administrator, trustee or guardian, give full title as such.


THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE MEETING BY WRITTEN NOTICE TO THE COMPANY OR MAY BE WITHDRAWN AND YOU MAY VOTE IN PERSON SHOULD YOU ATTEND THE ANNUAL MEETING.

                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY